                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated August 26, 2003 accompanying the consolidated financial statements of Pacific Biometrics, Inc. contained in the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

/s/ Grant Thornton LLP

Seattle, Washington
March 12, 2004